Exhibit 10.1

意向书
LETTER OF INTENT

本意向书（简称“意向书”）由以下各方订立，
THIS LETTER OF INTENT (the “LOI”), is entered into by and,

包括：	FIRST CHINA PHARMACEUTICAL GROUP, INC.,一家办公地址为800 Bellevue Way, Suite 400, Bellevue Washington 98004的内华达州公司
BETWEEN:	FIRST CHINA PHARMACEUTICAL GROUP, INC., a Nevada corporation having an office at 800 Bellevue Way, Suite 400, Bellevue Washington 98004

（简称“公司”）
 (“COMPANY”)

以及：	第一中国医药集团有限公司，一家办公地址为Room 1301, 13/F., CRE Building, 303 Hennessy Road, Wanchai, Hong Kong的香港公司
AND:	FIRST CHINA PHARMACEUTICAL GROUP LIMITED, a Hong Kong company having an office at Room 1301, 13/F., CRE Building, 303 Hennessy Road, Wanchai, Hong Kong
(“FCPG HK”)

背景与目的
BACKGROUND AND PURPOSE

公司是在美国场外交易（简称“OTC”）市场行情公告板证券市场挂牌交易的公司， 代码为“FCPG”。
The Company is a publicly traded company with the ticker symbol “FCPG” on the United States over-the-counter (OTC) bulletin board securities market.

公司希望以反向收购的方式收购FCPG HK，其全资子公司昆明鑫源堂医药有限公司，一家根据中华人民共和国法律设立的公司（“XYT”）以及FCPG HK和XYT的资产和知识产权，并且确信XYT现有的专在中华人民共和国云南省批量销售中成药、抗生素、生化制品、化学制剂、生物制剂的业务很有价值。
The Company wishes to acquire FCPG HK and its wholly-owned subsidiary, Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China (“XYT”) and the assets and intellectual property of FCPG HK and XYT through a reverse acquisition and believes XYT to have a valuable existing business specializing in bulk sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations, biologicals in Yunnan Province, People’s Republic of China.

公司以及FCPG HK的唯一股东希望进行自愿换股交易，公司将籍此获得FCPG HK全部已发行股票，作为交换，FCPG HK的唯一股东或其指定人将获得（成交后）公司百分之二十五（25％）的所有者权益。
The Company and the sole stockholder of FCPG HK wish to enter into a voluntary share exchange transaction whereby the Company would acquire all of the issued and outstanding shares of FCPG HK in exchange for the issuance to the sole stockholder of FCPG HK or his nominees of twenty five percent (25%) ownership interest in the Company (on a post-Closing basis).

协议
AGREEMENT

有鉴于此，基于本意向书中包含的双方的协议与陈述，以及其它充分有效的对价（特此确认收到该等对价及其充分性），双方达成如下一致：
NOW, THEREFORE,  in consideration of the mutual agreements and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	除了第10段至第18段中的规定，本意向书以明示的方式确定为不具有约束力，并且以尽职调查令人满意的完成以及公司和FCPG HK双方所能接收的有关本交易的最终协议的谈判令人满意的完成为条件。

Except for the provisions in Paragraphs 10-18, this proposal is expressly intended to be non-binding and subject to the satisfactory completion of due diligence and the negotiation of a mutually acceptable definitive agreement between the Company and FCPG HK with regard to this transaction.

2.	公司与FCPG HK约定，他们将在本意向书签署后三十（30）天内签订一份最终协议，其中包含与本意向书第3段至第9段中列明的条款和规定实质上相同的内容（简称“最终协议”）。

The Company and FCPG HK agree that they will enter into a definitive agreement containing substantially the same terms and provisions as set forth in Paragraphs 3-9 of this LOI within thirty (30) days from the date of execution of this LOI (the “Definitive Agreement”).

3.	满足本意向书以及最终协议中列明的条件后，公司将收购FCPG HK的全部已发行股本，作为交换，FCPG HK的唯一股东或者其合法的指定人（“新股东”）将获得公司已发行的普通股的百分之二十五（25％）（简称“交换”）。成交后，FCPG HK和XYT均成为公司的全资子公司，而新股东应拥有公司百分之二十五（25％）的股权。

Upon the satisfaction of the conditions set forth herein and in the Definitive Agreement, the Company will acquire all of the issued and outstanding capital stock of FCPG HK in exchange for the issuance to the sole stockholder of FCPG HK or his legal nominees (the “New Stockholders”) of twenty five percent (25%) of the outstanding common stock of the Company  (the “Exchange”).  Upon Closing, both FCPG HK and XYT shall become wholly-owned subsidiaries of the Company and the New Stockholders shall own twenty five percent (25%) of the Company.

4.	根据《1934年证券交易法》（修订版）的要求，公司须在成交时提交FCPG HK的财务报表进行备案，而交换的成交应在FCPG HK和XYT完成其财务报表审计后三十（30）天或者在此之前完成（简称“成交”）。

The closing of the Exchange (the “Closing”) shall occur on or before thirty (30) days from the date on which FCPG HK and XYT complete the audit of their financial statements as required to be filed by the Company upon the Closing in accordance with the Securities Exchange Act of 1934, as amended.

5.	作为交换的额外对价，公司同意向公司的董事长支付等同于XYT季度销售总额百分之二（2%）（参见在美国证券交易委员会备案的公司季度财务报表）的奖金。该等&#274 54;项应在每份季度或年度财务报表在美国证券交易委员会备案后十五（15）天内支付。

In further consideration for the Exchange, the Company agrees to pay to the Chairman of the Board of the Company a bonus based on two percent (2%) of the quarterly gross sales of XYT as calculated in the Company’s quarterly financial statements as filed with the SEC.  Such payment shall be made within fifteen (15) days after each quarterly or annual financial statements is filed with the Securities Exchange Commission.

6.	公司将在成交后三十（30）至九十（90）天内尽最大努力募集3,000,000 至10,000,000美元。这将导致公司现有股东的股份在融资时按比例稀释。

Within thirty (30) to ninety (90) days after the Closing, the Company will use best efforts to conduct a financing of between USD $3,000,000 and $10,000,000. This will result in proportionate share dilution by all existing stockholders of the Company at the time of the financing.

7.	公司董事会应由三（3）名董事组成。新股东应有权任命公司董事会的一名董事。成交后公司的董事会成员应是FCPG HK和XYT仅有的董事会成员。

The Board of Directors of the Company shall comprise of three (3) directors. The New Stockholders shall have the right to nominate one director to the Board of Directors of the Company.  The Board members of the Company shall be the only Board members of FCPG HK and XYT after the Closing.

8.	新股东应有权任命公司总裁。

New Stockholders shall have the right to nominate the President of the Company.

9.	最终协议中应包含常规的陈述与保证，承诺与补偿规定。

The Definitive Agreement shall contain customary representation and warranties, covenants and indemnification provisions.

10.
考虑到公司为推动该项交易即将投入的时间和精力，FCPG HK同意，从本意向书签署之日（或者双方书面约定终止本意向书之日，以先发生的为准）起，直至成交时为止，FCPG HK，其股东，以及代表其行事的任何人员或实体不会以任何方式直接或间接地(i)招揽、发起、鼓励或促进任何直接或间接收购FCPG HK、XYT或者它们的资产或股权的要约，(ii)与准备进行该等收购的任何人员或实体进行任何协商、谈判，或是订立协议，或者(iii)向公司或其代表以外的任何人提供有关该等收购的任何信息或资料，或是向任何该等人提供接触FCPG HK或XYT的财产、帐册或记录的机会。如果FCPG HK，其股东或代表收到提议收购FCPG HK、XYT或是它们的任何资产或股权的任何询价或建议，XYT应当立即通知公司。

In consideration of the time and effort the Company will incur to pursue this transaction, FCPG HK agrees that, from the date of execution of this LOI (or, if sooner, until such time as the parties agree in writing to terminate this LOI) until the Closing, neither FCPG HK nor its stockholders nor any person or entity acting on their behalf will in any way directly or indirectly (i) solicit, initiate, encourage or facilitate any offer to directly or indirectly purchase FCPG HK, XYT or any of their assets or equity, (ii) enter into any discussions, negotiations or agreements with any person or entity which provide for such purchase, or (iii) provide to any persons other than the Company or its representatives any information or data related to such purchase or afford access to the properties, books or records of FCPG HK or XYT to any such persons. If FCPG HK, its stockholders or its representatives receive any inquiry or proposal offering to purchase FCPG HK, XYT or any part of their assets or equity, FCPG HK will promptly notify the Company.

11.	在其它各方事先不知情的情况下（不得不合理地拒绝认可），本意向书项下任何一方均不得对拟议交易，本意向书或其条款作任何披露或公开声明，但相关证券法律要求披露或公开的除外；但是，公司可以在正常的业务运作过程中发布&#2 6032;闻稿。

No party hereto will make any disclosure or public announcements of the proposed transactions, the LOI or the terms thereof without the prior knowledge of the other parties, which shall not be unreasonably withheld, or except as required by relevant securities laws; provided, however, the Company may issue press releases in the ordinary course of business.

12.	各方同意并确认，该方及其董事、管理人员、雇员、代理和代表将在为公司、FCPG HK和XYT获取融资的过程中披露业务信息以及有关拟议交易的信息，并且各方及其代表可能被要求根据《1934年证券交易法》项下的持续披露要求披露该信息。

Each party agrees and acknowledges that such party and its directors, officers, employees, agents and representatives will disclose business information and information about the proposed transaction in the course of securing financings for the Company, FCPG HK and XYT and that the parties and their representatives may be required to disclose that information under the continuous disclosure requirements of the Securities Exchange Act of 1934.

13.	本意向书适用内华达州的法律，并据此作出解释，并且各方单独地无条件地受任何有适当管辖权的内华达州法院的管辖，并受有关本协议的所有方面及/或它们各自在协议项下的履行的法规和规则管辖。

This LOI shall be construed in accordance with, and governed by, the laws of the State of Nevada, and each party separately and unconditionally subjects to the jurisdiction of any court of competent authority in the State of Nevada, and the rules and regulations thereof, for all purposes related to this agreement and/or their respective performance hereunder.

14.	为了符合联邦和州所有相关的证券法律、法规和规则中的要求，各方应在存在要求的任何司法管辖区准备和签署任何及所有必要的文件，并进行备案。

The parties shall prepare, execute and file any and all documents necessary to comply with all applicable federal and state securities laws, rules and regulations in any jurisdiction where they are required to do so.

15.	如果本意向书中的任何条款或规定被认定为非法或无效，本意向书应以假设其中从未包含该等非法或无效条款或规定的方式解释并执行。

If any term or provision hereof shall be held illegal or invalid, this LOI shall be construed and enforced as if such illegal or invalid term or provision had not been contained herein.

16.	本意向书中所指的全部货币应为美国的法定货币。

All references to currency in this LOI are references to the lawful currency of the United States of America.

17.	本意向书可签署一式多份，在原件上签署或者以传真签字的方式签署，每份副本上的签名应当如同单份文件上的签名一般具有同等效力；并且各份副本应当可以对实际签署该副本的一方强制执行。所有副本应被视为一份原件。

This LOI may be executed in counterparts, by original or facsimile signature, with the same effect as if the signatures to each such counterpart were upon a single instrument; and each counterpart shall be enforceable against the party actually executing such counterpart.  All counterparts shall be deemed an original copy.

18.	任何情况下，任何时间一方推迟或未能履行本意向书中的任何规定不得被视作对于本意向书中的任何该等规定或者任何其它规定的弃权。任何情况下，放弃、推迟或未能履行本意向书中的任何规定不得被视作持续弃权，或是对于本意向书中的任何该等规定或&#32773 ;任何其它规定的后续弃权。

The delay or failure of a party to enforce at any time any provision of this LOI shall in no way be considered a waiver of any such provision, or any other provision of this LOI.  No waiver of, delay or failure to enforce any provision of this LOI shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this LOI.

生效日                      2010年5月_____日
DATED EFFECTIVE 14th MAY, 2010

FIRST CHINA PHARMACEUTICAL GROUP, INC.

（授权签字人）
(Authorized Signatory)

第一中国医药集团有限公司

FIRST CHINA PHARMACEUTICAL GROUP LIMITED

(Authorized Signatory)